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Duff & Phelps Utility and Corporate Bond Trust Inc.

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Duff & Phelps Utility and Corporate Bond Trust Inc.

Announces Postponement of Annual Meeting of Shareholders

CHICAGO, March 17, 2020 — The Board of Directors of Duff & Phelps Utility and Corporate Bond Trust Inc. (NYSE: DUC), a closed-end fund advised by Duff & Phelps Investment Management Co., today announced that in light of ongoing concerns related to the spread of COVID-19, and in order to mitigate potential risks to the health and safety of its shareholders, directors and advisory and administrative personnel, the fund will be postponing its annual meeting of shareholders from Tuesday, March 24, 2020 to Tuesday, April 14, 2020, at 9:00 a.m., Central Time. The December 27, 2019 record date for determining shareholders entitled to vote remains unchanged.

For the same reasons, the rescheduled annual meeting will be a “virtual” meeting, conducted solely by means of remote communication, as authorized by the General Corporation Law of the State of Maryland, the fund’s jurisdiction of incorporation. Participation in the annual meeting by the means of remote communication set forth in the forthcoming notice to shareholders will constitute presence in person at the meeting. Shareholders who have not yet voted on the matters before the meeting by submitting their proxies are encouraged to do so.

These changes, made out of an abundance of caution, are intended to reduce potential risks associated with larger gatherings and travel.

About the Fund

Duff & Phelps Utility and Corporate Bond Trust Inc. is a closed-end diversified investment management company whose primary investment objective is high current income consistent with investing in securities of investment grade quality. The fund seeks to achieve its objectives by investing substantially all of its assets in a diversified portfolio of utility income securities, corporate income securities, mortgage-backed securities and asset-backed securities. For more information, please visit www.dpimc.com/duc or call (800) 338-8214.

About the Investment Adviser

Duff & Phelps Investment Management Co. has more than 40 years of experience managing investment portfolios, including institutional separate accounts and open- and closed-end funds investing in utilities, infrastructure and real estate investment trusts (REITs). For more information, visit www.dpimc.com.

Duff & Phelps is a subsidiary of Virtus Investment Partners (NASDAQ: VRTS), a multi-boutique asset manager with $108.9 billion under management as of December 31, 2019. Virtus provides investment management products and services to individuals and institutions through a multi-manager asset management business, comprising a number of individual affiliated managers, each with a distinct investment style, autonomous investment process and individual brand. Additional information can be found at www.virtus.com.

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